Exhibit 99.1

Appian Announces Third Quarter 2023 Financial Results

Third quarter cloud subscription revenue increased 27% year-over-year to $77.2 million

McLean, VA – November 2, 2023 – Appian (Nasdaq: APPN) today announced financial results for the third quarter ended September 30, 2023.

“Our private data-centric approach to AI is getting strong support from buyers,” said Matt Calkins, CEO & Founder.

Third Quarter 2023 Financial Highlights:

•Revenue: Cloud subscription revenue was $77.2 million, up 27% compared to the third quarter of 2022. Total subscriptions revenue, which includes sales of our cloud subscriptions, on-premises term license subscriptions, and maintenance and support, increased 20% year-over-year to $103.8 million. Professional services revenue was $33.3 million, an increase of 6% compared to the third quarter of 2022. Total revenue was $137.1 million, up 16% compared to the third quarter of 2022. Cloud subscription revenue retention rate was 117% as of September 30, 2023.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(15.2) million, compared to $(37.8) million for the third quarter of 2022. Non-GAAP operating loss was $(7.7) million, compared to $(24.6) million for the third quarter of 2022.
•Net loss and non-GAAP net loss: GAAP net loss was $(22.3) million, compared to $(44.0) million for the third quarter of 2022. GAAP net loss per share was $(0.30) for the third quarter of 2023, compared to $(0.61) for the third quarter of 2022. Non-GAAP net loss was $(14.7) million, compared to $(30.9) million for the third quarter of 2022. Non-GAAP net loss per share was $(0.20), compared to the $(0.43) net loss per share for the third quarter of 2022. GAAP and non-GAAP net loss for the third quarter of 2023 included $4.3 million, or $(0.06) per share, of foreign currency exchange losses. GAAP and non-GAAP net loss for the third quarter of 2022 included $6.1 million, or $(0.08) per share, of foreign currency exchange losses. We do not forecast foreign exchange rate movements.
•Adjusted EBITDA: Adjusted EBITDA loss was $(5.3) million, compared to adjusted EBITDA loss of $(22.9) million for the third quarter of 2022.
•Balance sheet and cash flows: As of September 30, 2023, Appian had total cash, cash equivalents, and investments of $169.5 million. Net cash used by operating activities was $(65.0) million for the three months ended September 30, 2023, compared to $(43.7) million of net cash used by operating activities for the same period in 2022.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•Appian Named a Leader in the 2023 Gartner Magic Quadrant for Enterprise Low - Code Application Platforms
•Appian Ranked by Gartner #1 for Business Workflow Automation with Integration Use Case in Low-Code Report
•2023 Appian AppMarket Solution Award Winners Deliver Business Impact through AI Process Automation
•Announced Appian’s Case Management as a Service (CMaaS) for Public Sector
•Appian Launches Connected Underwriting for Life Insurance in Partnership with Swiss Re
•Appian AI Copilot Delivers Practical Value to Boost Developer Productivity
•Appian is Transforming Business Registrations and Services in the Texas Secretary of State’s Office
•Aon Transforms Reinsurance Claims Processing with Appian
•Appian Appoints Randy Guard as Chief Marketing Officer

Financial Outlook:

As of November 2, 2023, guidance for 2023 is as follows:

•Fourth Quarter 2023 Guidance:

◦Cloud subscription revenue is expected to be between $78.6 million and $79.6 million, representing year-over-year growth of 19% to 21%.
◦Total revenue is expected to be between $138.0 million and $143.0 million, representing a year-over-year increase of 10% to 14%.
◦Adjusted EBITDA loss is expected to be between $(16.1) million and $(12.1) million.
◦Non-GAAP net loss per share is expected to be between $(0.29) and $(0.24), assuming weighted average common shares outstanding of 73.3 million.

•Full Year 2023 Guidance:

◦Cloud subscription revenue is expected to be between $300.0 million and $301.0 million, representing year-over-year growth of 27%.
◦Total revenue is expected to be between $538.0 million and $543.0 million, representing a year-over-year increase of 15% to 16%.
◦Adjusted EBITDA loss is expected to be between $(62.0) million and $(58.0) million.
◦Non-GAAP net loss per share is expected to be between $(1.13) and $(1.07), assuming weighted average common shares outstanding of 73.1 million.

Conference Call Details:

Appian will host a conference call today, November 2, 2023, at 4:30 p.m. ET to discuss Appian's financial results for the third quarter ended September 30, 2023 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at http://investors.appian.com.

1 https://edge.media-server.com/mmc/p/48skn964/

About Appian

Appian is a software company that automates business processes. The Appian AI Process Platform includes everything you need to design, automate, and optimize even the most complex processes, from start to finish. The world's most innovative organizations trust Appian to improve their workflows, unify data, and optimize operations—resulting in better growth and superior customer experiences. For more information, visit www.appian.com. [Nasdaq: APPN]

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include non-GAAP net loss, non-GAAP net loss per share, and non-GAAP operating loss. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, certain litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases (net of insurance reimbursements), amortization of the judgement preservation insurance (“JPI”) policy, and severance costs related to involuntary reductions in our workforce. While some of these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The company defines adjusted EBITDA as net loss before (1) other (income) expenses, net, (2) interest expense, (3) income tax expense (benefit), (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) litigation expenses (net of insurance reimbursements) directly associated with the Pegasystems cases, (7) JPI amortization, and (8) severance costs. The most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. Appian provides guidance ranges for non-GAAP net loss per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the fourth quarter and full year 2023, future investment by Appian in its go-to-market initiatives, increased demand for the Appian AI-Powered Process platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s AI-Powered Process platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, the timing of Appian’s recognition of subscriptions revenue which may delay the effect of near term changes in sales on its operating results, Appian’s ability to meet its financial covenants under its Credit Agreement, and the additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 16, 2023 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Srinivas Anantha, CFA
703-442-8844
investors@appian.com

Media Contact
Ben Farrell
703-442-1067
ben.farrell@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of
	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$130,761	$148,132
Short-term investments and marketable securities	38,726	47,863
Accounts receivable, net of allowance of $2,268 and $2,125, respectively	133,548	165,964
Deferred commissions, current	31,107	30,196
Prepaid expenses and other current assets	51,230	28,093
Restricted cash, current	—	2,249
Total current assets	385,372	422,497
Property and equipment, net of accumulated depreciation of $22,972 and $18,864, respectively	42,444	41,855
Goodwill	25,991	26,349
Intangible assets, net of accumulated amortization of $3,618 and $2,715, respectively	4,092	5,251
Right-of-use assets for operating leases	40,501	37,248
Deferred commissions, net of current portion	54,932	55,788
Deferred tax assets	2,688	1,940
Other assets	41,018	3,286
Total assets	$597,038	$594,214
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,956	$7,997
Accrued expenses	11,275	12,227
Accrued compensation and related benefits	33,866	40,718
Deferred revenue	194,602	194,768
Debt	65,431	2,740
Operating lease liabilities	11,003	8,681
Other current liabilities	1,119	3,121
Total current liabilities	323,252	270,252
Long-term debt	142,016	115,379
Non-current operating lease liabilities	60,339	57,225
Deferred revenue	3,243	5,556
Deferred tax liabilities	87	102
Total liabilities	528,937	448,514
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 41,726,634 shares issued and outstanding as of September 30, 2023; 500,000,000 shares authorized and 41,320,091 shares issued and outstanding as of December 31, 2022	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 31,497,396 shares issued and outstanding as of September 30, 2023; 100,000,000 shares authorized and 31,497,796 shares issued and outstanding as of December 31, 2022	3	3
Additional paid-in capital	588,029	561,390
Accumulated other comprehensive loss	(10,049)	(7,246)
Accumulated deficit	(509,886)	(408,451)
Total stockholders’ equity	68,101	145,700
Total liabilities and stockholders’ equity	$597,038	$594,214

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)
Revenue
Subscriptions	$103,803	$86,520	$296,554	$246,908
Professional services	33,291	31,356	103,490	95,297
Total revenue	137,094	117,876	400,044	342,205
Cost of revenue
Subscriptions	11,265	9,313	32,492	26,065
Professional services	24,804	24,447	76,515	72,011
Total cost of revenue	36,069	33,760	109,007	98,076
Gross profit	101,025	84,116	291,037	244,129
Operating expenses
Sales and marketing	55,667	54,912	181,338	157,104
Research and development	37,135	37,623	118,502	101,401
General and administrative	23,440	29,357	82,342	90,014
Total operating expenses	116,242	121,892	382,182	348,519
Operating loss	(15,217)	(37,776)	(91,145)	(104,390)
Other non-operating expense
Other expense (income), net	1,939	5,876	(4,637)	12,815
Interest expense	4,917	89	12,790	222
Total other non-operating expense	6,856	5,965	8,153	13,037
Loss before income taxes	(22,073)	(43,741)	(99,298)	(117,427)
Income tax expense (benefit)	178	255	2,137	(924)
Net loss	$(22,251)	$(43,996)	$(101,435)	$(116,503)
Net loss per share:
Basic and diluted	$(0.30)	$(0.61)	$(1.39)	$(1.61)
Weighted average common shares outstanding:
Basic and diluted	73,178	72,503	73,032	72,372

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)
Cost of revenue
Subscriptions	$211	$284	$713	$712
Professional services	1,535	1,401	4,598	3,788
Operating expenses
Sales and marketing	3,245	2,667	8,462	6,721
Research and development	2,930	3,454	9,466	8,831
General and administrative	3,090	3,530	9,976	7,375
Total stock-based compensation expense	$11,011	$11,336	$33,215	$27,427

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(101,435)	$(116,503)
Adjustments to reconcile net loss to net cash used by operating activities
Stock-based compensation	33,215	27,427
Depreciation expense and amortization of intangible assets	7,046	5,332
Bad debt expense	690	561
Amortization of debt issuance costs	342	—
Deferred income taxes	(808)	(1,549)
Changes in assets and liabilities
Accounts receivable	30,665	(9,114)
Prepaid expenses and other assets	(61,555)	(6,723)
Deferred commissions	(56)	(5,715)
Accounts payable and accrued expenses	(657)	(3,654)
Accrued compensation and related benefits	(6,671)	1,634
Other current and non-current liabilities	(2,026)	(383)
Deferred revenue	(3,186)	15,414
Operating lease assets and liabilities	2,238	(685)
Net cash used by operating activities	(102,198)	(93,958)
Cash flows from investing activities
Purchases of investments	(53,443)	(31,214)
Proceeds from investments	62,590	57,417
Purchases of property and equipment	(8,278)	(5,861)
Net cash provided by investing activities	869	20,342
Cash flows from financing activities
Proceeds from borrowings	92,000	—
Debt repayments	(2,625)	—
Payments for debt issuance costs	(411)	—
Payments for employee taxes related to the net share settlement of equity awards	(7,240)	—
Proceeds from exercise of common stock options	664	25,205
Net cash provided by financing activities	82,388	25,205
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(679)	(1,694)
Net decrease in cash, cash equivalents, and restricted cash	(19,620)	(50,105)
Cash, cash equivalents, and restricted cash at beginning of period	150,381	103,960
Cash, cash equivalents, and restricted cash at end of period	$130,761	$53,855

Supplemental disclosure of cash flow information
Cash paid for interest	$11,960	$243
Cash paid for income taxes	$2,944	$749
Supplemental disclosure of non-cash investing and financing activities
Accrued capital expenditures	$27	$317

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expenses	JPI Amortization	Severance Costs	Non-GAAP Measure
Three Months Ended September 30, 2023
Subscriptions cost of revenue	$11,265	$(211)	$—	$—	$—	$11,054
Professional services cost of revenue	24,804	(1,535)	—	—	—	23,269
Total cost of revenue	36,069	(1,746)	—	—	—	34,323
Total operating expense	116,242	(9,265)	4,961	(1,485)	—	110,453
Operating loss	(15,217)	11,011	(4,961)	1,485	—	(7,682)
Income tax impact of above items	178	88	—	—	—	266
Net loss	(22,251)	11,099	(4,961)	1,485	—	(14,628)
Net loss per share, basic and diluted	$(0.30)	$0.15	$(0.07)	$0.02	$—	$(0.20)

Nine Months Ended September 30, 2023
Subscriptions cost of revenue	$32,492	$(713)	$—	$—	$(30)	$31,749
Professional services cost of revenue	76,515	(4,598)	—	—	(158)	71,759
Total cost of revenue	109,007	(5,311)	—	—	(188)	103,508
Total operating expense	382,182	(27,904)	2,772	(1,485)	(6,111)	349,454
Operating loss	(91,145)	33,215	(2,772)	1,485	6,299	(52,918)
Income tax impact of above items	2,137	731	—	—	139	3,007
Net loss	(101,435)	33,946	(2,772)	1,485	6,438	(62,338)
Net loss per share, basic and diluted	$(1.39)	$0.46	$(0.04)	$0.02	$0.09	$(0.86)

	GAAP Measure	Stock-Based Compensation	Litigation Expenses	Non-GAAP Measure
Three Months Ended September 30, 2022
Subscriptions cost of revenue	$9,313	$(284)	$—	$9,029
Professional services cost of revenue	24,447	(1,401)	—	23,046
Total cost of revenue	33,760	(1,685)	—	32,075
Total operating expense	121,892	(9,651)	(1,810)	110,431
Operating loss	(37,776)	11,336	1,810	(24,630)
Net loss	(43,996)	11,336	1,810	(30,850)
Net loss per share, basic and diluted	$(0.61)	$0.16	$0.02	$(0.43)

Nine Months Ended September 30, 2022
Subscriptions cost of revenue	$26,065	$(712)	$—	$25,353
Professional services cost of revenue	72,011	(3,788)	—	68,223
Total cost of revenue	98,076	(4,500)	—	93,576
Total operating expense	348,519	(22,927)	(20,432)	305,160
Operating loss	(104,390)	27,427	20,432	(56,531)
Net loss	(116,503)	27,427	20,432	(68,644)
Net loss per share, basic and diluted	$(1.61)	$0.38	$0.28	$(0.95)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of adjusted EBITDA:
GAAP net loss	$(22,251)	$(43,996)	$(101,435)	$(116,503)
Other expense (income), net	1,939	5,876	(4,637)	12,815
Interest expense	4,917	89	12,790	222
Income tax expense (benefit)	178	255	2,137	(924)
Depreciation and amortization of intangibles	2,340	1,759	7,046	5,332
Stock-based compensation expense	11,011	11,336	33,215	27,427
Litigation expenses	(4,961)	1,810	(2,772)	20,432
JPI amortization	1,485	—	1,485	—
Severance costs	—	—	6,299	—
Adjusted EBITDA	$(5,342)	$(22,871)	$(45,872)	$(51,199)